                                                                   Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-83751 and Form S-3 No. 333-95137) of Platinum Entertainment, Inc. and in the related Prospectuses and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68635) pertaining to the 1993 Stock Option Plan, Amended and Restated 1995 Director's Stock Option Plan, Amended and Restated 1995 Employee Incentive Compensation Plan and the 1997 Employee Stock Purchase Plan of Platinum Entertainment, Inc. of our report dated April 3, 2000 (except for Note 1 and
Note 10, as to which the date is April 13, 2000), with respect to the consolidated financial statements of Platinum Entertainment, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                    /s/ERNST & YOUNG LLP



Chicago, Illinois
April 14, 2000